UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 25, 2003

Optelecom, Inc.

(Exact Name of Registrant as

Specified in its Charter)

Delaware	52-1010850
(State of Other Jurisdiction of	(IRS Employer Identification No.)
Incorporation or Organization)

12920 Cloverleaf Center Drive, Germantown, MD, 20874

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (301) 444-2200

Item 5.02 Changes in Corporate Governance and Management

Clyde Heintzelman is retiring as Chairman of the Board of Directors effective April 25, 2003, upon the adjournment of the Company’s Annual Shareholder meeting.

On March 25, 2003, the Company’s Board of Directors elected Edmund Ludwig, the Company’s president and Chief Executive Officer, to succeed Mr. Heintzelman as Chairman of the Board of Directors effective upon Mr. Heintzelman’s retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

OPTELECOM, INC.

Date: March 27, 2003	By	/s/ EDMUND LUDWIG
Edmund Ludwig
Director and President and CEO

Date: March 27, 2003	By	/s/ JAMES ARMSTRONG
James Armstrong
Director and Chief Financial Officer